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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     Each of the below listed subsidiaries is 100% directly or indirectly owned by Concurrent Computer Corporation except as otherwise indicated, and all are included in the consolidated financial statements.

                                                                               STATE OR OTHER
                                                                              JURISDICTION OF
                          NAME OF SUBSIDIARY                             INCORPORATION/ORGANIZATION
- -----------------------------------------------------------------------  --------------------------
Concurrent Computer Asia Corp.                                             Delaware
Concurrent Computer Belgium B.V./S.A.                                      Belgium
Concurrent Computer Canada, Inc.                                           Canada
Concurrent Computer Corp. (France)                                         Delaware
Concurrent Computer Corp. Pty. Ltd.                                        Australia
Concurrent Computer Corporation, Ltd.                                      United Kingdom
Concurrent Computer Far East Pte. Ltd.                                     Singapore
Concurrent Computer France S.A.                                            France
Concurrent Computer GmbH                                                   Germany
Concurrent Computer Hispania, S.A.                                         Spain
Concurrent Computer Holding Co. Ltd.                                       United Kingdom
Concurrent Computer Hong Kong Limited                                      Hong Kong
Concurrent Computer Ireland, Ltd.                                          Ireland
Concurrent Computer Nederland, Ltd.                                        United Kingdom
Concurrent Computer New Zealand                                            New Zealand
Concurrent Nederland B.V.                                                  The Netherlands
Concurrent Computer Scandinavia Limited                                    United Kingdom
Concurrent Nippon Corporation (60% of voting securities owned)             Japan
Concurrent Securities Corp.                                                Massachusetts
Harris GmbH                                                                Germany
Harris Computer Systems Corporation Technology, Inc.                       Florida
Harris Computer Systems Ltd.                                               United Kingdom
Harris Systemes Electroniques, S.A.                                        France

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